UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On April 17, 2008, Virage Logic Corporation (the “Company”) issued a press release announcing Mr. Pedro Rodriguez, the Company’s Chief Marketing Officer, will resign to pursue other business interests. His resignation will be effective prior to the end of April 2008. Mr. Rodriguez’ former responsibilities will be divided on an interim basis between Mr. J. Daniel McCranie, the Company’s President and Chief Executive Officer of the Company who will oversee global sales during the search for an executive vice president of sales, and Mr. Brani Buric, the Company’s Vice President of Product Marketing and Strategic Foundry Relationships will continue to lead the marketing organization. The full text of the press release is attached as Exhibit 99.1 to this Report.

(c) On April 17, 2008, the Company also announced the appointment of Dr. Alexander Shubat, formerly the Company’s Vice President of Research and Development and Chief Technical Officer, to the position of Chief Operating Officer. Dr. Shubat is the Company’s co-founder and has been a member of the Board of Directors since January 1996.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Virage Logic Corporation dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date:	April 21, 2008	By:	/s/ Christine Russell
Christine Russell
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of Virage Logic Corporation dated April 17, 2008.